Washington Real Estate Investment Trust
Third Quarter 2017

Supplemental Operating and Financial Data
Contact:	1775 Eye Street, NW
Tejal R. Engman	Suite 1000
Vice President, Investor Relations	Washington, DC 20006
E-mail: tengman@washreit.com	(202) 774-3200
(301) 984-9610 fax

Company Background and Highlights
Third Quarter 2017
Washington Real Estate Investment Trust ("Washington REIT") is a self-administered equity real estate investment trust investing in income-producing properties in the greater Washington, DC region. Washington REIT has a diversified portfolio with investments in office, retail, and multifamily properties and land for development.

Third Quarter 2017 Highlights

Net income attributable to controlling interests was $2.8 million, or $0.04 per diluted share, compared to $79.7 million, or $1.07 per diluted share in the third quarter of 2016, which included the recognition of a $77.6 million gain on the second suburban Maryland office portfolio sale transaction. NAREIT Funds from Operations (FFO) was $35.8 million, or $0.46 per diluted share, compared to $33.0 million, or $0.44 per diluted share, in third quarter 2016. Additional highlights are as below:

•	Reported Core FFO of $0.46 per diluted share, compared to $0.45 per diluted share in third quarter 2016

•	Grew same-store Net Operating Income (NOI) by 2.6% over third quarter 2016

•	Increased overall same-store average occupancy by 170 basis points over third quarter 2016 to 93.9%

•	Increased office same-store average occupancy by 480 basis points over third quarter 2016 to 93.2%

•	Subsequent to quarter-end, executed the sale of Walker House Apartments, a 212-unit multifamily asset in Gaithersburg, MD for $32.2 million

•	Subsequent to quarter-end, signed a letter of intent to sell Braddock Metro Center, a 356,000 square foot office asset in Alexandria, VA

Of the 104,000 square feet of commercial leases signed, there were 52,000 square feet of new leases and 52,000 square feet of renewal leases. New leases had an average rental rate increase of 19.4% over expiring lease rates and a weighted average lease term of 8.6 years. Commercial tenant improvement costs were $76.23 per square foot and leasing commissions were $26.37 per square foot for new leases. Renewal leases had an average rental rate increase of 8.0% from expiring lease rates and a weighted average lease term of 4.7 years. Commercial tenant improvement costs were $2.47 per square foot and leasing commissions were $2.38 per square foot for renewal leases.

On October 23, 2017, Washington REIT completed the sale of Walker House Apartments, 212-unit, mid-rise multifamily asset in Gaithersburg, MD for $32.2 million dollars.
Subsequent to quarter-end, the Company signed a letter of intent to sell Braddock Metro Center, a 356,000 square foot office asset in Alexandria, VA, and currently expects to close the sale in the fourth quarter of 2017.
In the third quarter, the Company issued 1,518,000 shares at an average price of $32.89 per share through the Company’s At-the-Market (ATM) program, raising gross proceeds of $49.9 million for the purposes of maintaining balance sheet strength, providing the flexibility to realize development and redevelopment plans and pursuing further value-add growth opportunities.

As of September 30, 2017, Washington REIT owned a diversified portfolio of 50 properties, totaling approximately 6.3 million square feet of commercial space and 4,480 multifamily units, and land held for development. These 50 properties consist of 20 office properties, 16 retail centers and 14 multifamily properties. Washington REIT shares are publicly traded on the New York Stock Exchange (NYSE:WRE).

Company Background and Highlights
Third Quarter 2017

Net Operating Income Contribution by Sector - Third Quarter 2017

Multifamily
27%
(4,480 units)
Office
50%
(4 million sq ft)
Retail
23%
(2.3 million sq ft)
Michaels

Certain statements in our earnings release and on our conference call are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements in this earnings release preceded by, followed by or that include the words “believe,” “expect,” “intend,” “anticipate,” “potential,” “project,” “will” and other similar expressions. Such statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially. Such risks, uncertainties and other factors include, but are not limited to, the potential for federal government budget reductions, changes in general and local economic and real estate market conditions, the timing and pricing of lease transactions, the availability and cost of capital, fluctuations in interest rates, tenants' financial conditions, levels of competition, the effect of government regulation, the impact of newly adopted accounting principles, and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2016 Form 10-K and subsequent Quarterly Reports on Form 10-Q. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Consolidated Statements of Operations (In thousands, except per share data) (Unaudited)

Nine Months Ended	Three Months Ended
OPERATING RESULTS	9/30/2017	9/30/2016	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
Real estate rental revenue	$243,776	$236,312	$82,819	$83,456	$77,501	$76,952	$79,770
Real estate expenses	(86,200)	(86,073)	(29,646)	(28,691)	(27,863)	(28,940)	(29,164)
157,576	150,239	53,173	54,765	49,638	48,012	50,606
Real estate depreciation and amortization	(83,271)	(82,104)	(27,941)	(29,261)	(26,069)	(26,302)	(30,905)
Income from real estate	74,305	68,135	25,232	25,504	23,569	21,710	19,701
Interest expense	(35,634)	(41,353)	(12,176)	(12,053)	(11,405)	(11,773)	(13,173)
Other income	209	205	84	48	77	92	83
Acquisition costs	—	(1,178)	—	—	—	—	—
Casualty gain	—	676	—	—	—	—	—
Gain on sale of real estate	—	101,704	—	—	—	—	77,592
Real estate impairment	(5,000)	—	(5,000)	—	—	—	—
General and administrative expenses	(16,712)	(15,018)	(5,327)	(5,759)	(5,626)	(4,527)	(4,539)
Income tax benefit (expense)	107	691	—	107	—	(76)	(2)
Net income	17,275	113,862	2,813	7,847	6,615	5,426	79,662
Less: Net loss from noncontrolling interests	56	32	20	17	19	19	12
Net income attributable to the controlling interests	$17,331	$113,894	$2,833	$7,864	$6,634	$5,445	$79,674
Per Share Data:
Net income attributable to the controlling interests	$0.22	$1.59	$0.04	$0.10	$0.09	$0.07	$1.07
Fully diluted weighted average shares outstanding	76,415	71,520	77,423	76,830	74,966	74,779	74,133
Percentage of Revenues:
Real estate expenses	35.4%	36.4%	35.8%	34.4%	36.0%	37.6%	36.6%
General and administrative	6.9%	6.4%	6.4%	6.9%	7.3%	5.9%	5.7%
Ratios:
Adjusted EBITDA / Interest expense	4.0	x	3.3	x	4.0	x	4.1	x	3.9	x	3.7	x	3.5	x
Net income attributable to the controlling interests / Real estate rental revenue	7.1%	48.2%	3.4%	9.4%	8.6%	7.1%	99.9%

Consolidated Balance Sheets (In thousands) (Unaudited)

	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
Assets
Land	$615,280	$616,444	$573,315	$573,315	$573,315
Income producing property	2,214,864	2,201,846	2,123,807	2,112,088	2,092,201
	2,830,144	2,818,290	2,697,122	2,685,403	2,665,516
Accumulated depreciation and amortization	(715,228)	(691,515)	(680,231)	(657,425)	(634,945)
Net income producing property	2,114,916	2,126,775	2,016,891	2,027,978	2,030,571
Development in progress, including land held for development	49,065	46,154	42,914	40,232	37,463
Total real estate held for investment, net	2,163,981	2,172,929	2,059,805	2,068,210	2,068,034
Investment in real estate held for sale, net	7,011	6,983	—	—	—
Cash and cash equivalents	11,326	13,237	15,214	11,305	8,588
Restricted cash	1,442	1,506	1,430	6,317	10,091
Rents and other receivables, net of allowance for doubtful accounts	73,545	72,149	69,038	64,319	62,989
Prepaid expenses and other assets	126,589	121,005	108,622	103,468	100,788
Other assets related to properties sold or held for sale	400	303	—	—	—
Total assets	$2,384,294	$2,388,112	$2,254,109	$2,253,619	$2,250,490
Liabilities
Notes payable	$894,103	$893,763	$893,424	$843,084	$744,063
Mortgage notes payable	96,045	96,934	97,814	148,540	251,232
Lines of credit	189,000	228,000	123,000	120,000	125,000
Accounts payable and other liabilities	66,393	60,165	50,684	46,967	54,629
Dividend payable	—	—	—	22,414	—
Advance rents	10,723	11,956	11,948	11,750	10,473
Tenant security deposits	9,528	9,263	9,002	8,802	8,634
Liabilities related to properties sold or held for sale	311	322	—	—	—
Total liabilities	1,266,103	1,300,403	1,185,872	1,201,557	1,194,031
Equity
Preferred shares; $0.01 par value; 10,000 shares authorized	—	—	—	—	—
Shares of beneficial interest, $0.01 par value; 100,000 shares authorized	785	769	757	746	745
Additional paid-in capital	1,487,157	1,435,994	1,400,093	1,368,636	1,368,438
Distributions in excess of net income	(377,968)	(357,308)	(342,020)	(326,047)	(309,042)
Accumulated other comprehensive loss	6,848	6,857	8,346	7,611	(4,870)
Total shareholders' equity	1,116,822	1,086,312	1,067,176	1,050,946	1,055,271
Noncontrolling interests in subsidiaries	1,369	1,397	1,061	1,116	1,188
Total equity	1,118,191	1,087,709	1,068,237	1,052,062	1,056,459
Total liabilities and equity	$2,384,294	$2,388,112	$2,254,109	$2,253,619	$2,250,490

Funds from Operations (In thousands, except per share data) (Unaudited)

	Nine Months Ended		Three Months Ended
	9/30/2017	9/30/2016	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
Funds from operations(1)
Net income	$17,275	$113,862	$2,813	$7,847	$6,615	$5,426	$79,662
Real estate depreciation and amortization	83,271	82,104	27,941	29,261	26,069	26,302	30,905
Gain on sale of depreciable real estate	—	(101,704)	—	—	—	—	(77,592)
Real estate impairment	5,000	—	5,000	—	—	—	—
NAREIT funds from operations (FFO)	105,546	94,262	35,754	37,108	32,684	31,728	32,975
Casualty gain	—	(676)	—	—	—	—	—
Severance expense	—	828	—	—	—	—	242
Relocation expense	—	16	—	—	—	—	16
Acquisition and structuring expenses	319	1,403	—	104	215	118	37
Core FFO (1)	$105,865	$95,833	$35,754	$37,212	$32,899	$31,846	$33,270

Allocation to participating securities(2)	(291)	(329)	(107)	(107)	(78)	(32)	(200)

NAREIT FFO per share - basic	$1.38	$1.32	$0.46	$0.48	$0.44	$0.42	$0.44
NAREIT FFO per share - fully diluted	$1.38	$1.31	$0.46	$0.48	$0.43	$0.42	$0.44
Core FFO per share - fully diluted	$1.38	$1.34	$0.46	$0.48	$0.44	$0.43	$0.45

Common dividend per share	$0.90	$0.90	$0.30	$0.30	$0.30	$0.30	$0.30

Average shares - basic	76,292	71,348	77,291	76,705	74,854	74,592	73,994
Average shares - fully diluted	76,415	71,520	77,423	76,830	74,966	74,779	74,133
(1) See "Supplemental Definitions" on page 32 of this supplemental for the definitions of FFO and Core FFO.
(2) Adjustment to the numerators for FFO and Core FFO per share calculations when applying the two-class method for calculating EPS.

Funds Available for Distribution (In thousands, except per share data) (Unaudited)

	Nine Months Ended		Three Months Ended
	9/30/2017	9/30/2016	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
Funds available for distribution (FAD)(1)
NAREIT FFO	$105,546	$94,262	$35,754	$37,108	$32,684	$31,728	$32,975
Tenant improvements and incentives	(10,394)	(14,071)	(1,822)	(2,630)	(5,942)	(4,822)	(4,889)
External and internal leasing commissions	(5,664)	(5,616)	(1,727)	(1,414)	(2,523)	(3,403)	(1,251)
Recurring capital improvements	(2,383)	(3,291)	(1,315)	(663)	(405)	(1,660)	(1,146)
Straight-line rent, net	(3,142)	(2,245)	(1,187)	(1,106)	(849)	(603)	(682)
Non-cash fair value interest expense	(749)	132	(223)	(224)	(302)	47	46
Non-real estate depreciation and amortization of debt costs	2,594	2,672	880	815	899	873	846
Amortization of lease intangibles, net	1,995	2,694	560	585	850	900	898
Amortization and expensing of restricted share and unit compensation	3,561	2,661	1,245	1,186	1,130	737	292
FAD	91,364	77,198	32,165	33,657	25,542	23,797	27,089
Non-share-based severance expense	—	407	—	—	—	—	242
Relocation expense	—	16	—	—	—	—	16
Acquisition and structuring expenses	319	1,403	—	104	215	118	37
Casualty gain	—	(676)	—	—	—	—	—
Core FAD (1)	$91,683	$78,348	$32,165	$33,761	$25,757	$23,915	$27,384

(1) See "Supplemental Definitions" on page 32 of this supplemental for the definitions of FAD and Core FAD.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) (In thousands) (Unaudited)

	Nine Months Ended		Three Months Ended
	9/30/2017	9/30/2016	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
Adjusted EBITDA (1)
Net income	$17,275	$113,862	$2,813	$7,847	$6,615	$5,426	$79,662
Add:
Interest expense	35,634	41,353	12,176	12,053	11,405	11,773	13,173
Real estate depreciation and amortization	83,271	82,104	27,941	29,261	26,069	26,302	30,905
Income tax (benefit) expense	(107)	(691)	—	(107)	—	76	2
Casualty gain	—	(676)	—	—	—	—	—
Real estate impairment	5,000	—	5,000	—	—	—	—
Non-real estate depreciation	414	405	178	120	116	119	101
Severance expense	—	828	—	—	—	—	242
Relocation expense	—	16	—	—	—	—	16
Acquisition and structuring expenses	319	1,403	—	104	215	118	37
Less:
Gain on sale of real estate	—	(101,704)	—	—	—	—	(77,592)
Adjusted EBITDA	$141,806	$136,900	$48,108	$49,278	$44,420	$43,814	$46,546

(1)   Adjusted EBITDA is earnings before interest expense, taxes, depreciation, amortization, gain on sale of real estate, casualty gain/loss, real estate impairment, gain/loss on extinguishment of debt, severance expense, relocation expense, acquisition and structuring expense, gain from non-disposal activities and allocations to noncontrolling interests. We consider Adjusted EBITDA to be an appropriate supplemental performance measure because it permits investors to view income from operations without the effect of depreciation, and the cost of debt or non-operating gains and losses. Adjusted EBITDA is a non-GAAP measure.

Long Term Debt Analysis ($'s in thousands)

	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
Balances Outstanding

Secured
Mortgage note payable, net	$96,045	$96,934	$97,814	$148,540	$251,232
Unsecured
Fixed rate bonds	595,809	595,562	595,315	595,067	594,905
Term loans	298,294	298,201	298,109	248,017	149,158
Credit facility	189,000	228,000	123,000	120,000	125,000
Unsecured total	1,083,103	1,121,763	1,016,424	963,084	869,063
Total	$1,179,148	$1,218,697	$1,114,238	$1,111,624	$1,120,295

Weighted Average Interest Rates

Secured
Mortgage note payable, net	4.5%	4.5%	4.5%	4.0%	5.3%
Unsecured
Fixed rate bonds	4.7%	4.7%	4.7%	4.7%	4.7%
Term loans (1)	2.8%	2.8%	2.8%	2.6%	2.7%
Credit facility	2.2%	2.2%	2.0%	1.6%	1.5%
Unsecured total	3.8%	3.7%	3.8%	3.8%	3.9%
Weighted Average	3.8%	3.8%	3.9%	3.8%	4.2%

(1) Washington REIT has entered into interest rate swaps to effectively fix the floating interest rates on its term loans (see page 10 of this Supplemental)

Note: The current debt balances outstanding are shown net of discounts, premiums and unamortized debt costs (see page 10 of this Supplemental).

Long Term Debt Maturities (in thousands, except average interest rates)
, except per share data)

	Future Maturities of Debt
Year	Secured Debt	Unsecured Debt		Credit Facilities		Total Debt	Avg Interest Rate
2017	$—	$—		$—		$—
2018	—	—		—		—
2019	31,280	—		189,000	(1)	220,280	2.7%
2020	—	250,000		—		250,000	5.1%
2021	—	150,000	(2)	—		150,000	2.7%
2022	44,517	300,000		—		344,517	4.0%
2023	—	150,000	(3)	—		150,000	2.9%
2024	—	—		—		—
2025	—	—		—		—
2026	—	—		—		—
2027	—	—		—		—
Thereafter	—	50,000		—		50,000	7.4%
Scheduled principal payments	$75,797	$900,000		$189,000		$1,164,797	3.8%
Scheduled amortization payments	16,874	—		—		16,874	4.8%
Net discounts/premiums	3,605	(1,678)		—		1,927
Loan costs, net of amortization	(231)	(4,219)		—		(4,450)
Total maturities	$96,045	$894,103		$189,000		$1,179,148	3.8%
Weighted average maturity =4.1 years

(1) Maturity date for credit facility may be extended for up to two additional 6-month periods at Washington REIT's option.
(2) Washington REIT entered into an interest rate swap to effectively fix a LIBOR plus 110 basis points floating interest rate to a 2.72% all-in fixed interest rate commencing October 15, 2015.
(3) Washington REIT entered into interest rate swaps to effectively fix a LIBOR plus 165 basis points floating interest rate to a 2.86% all-in fixed interest rate commencing March 31, 2017.

Debt Covenant Compliance

	Unsecured Notes Payable		Unsecured Line of Credit and Term Loans
	Quarter Ended September 30, 2017	Covenant	Quarter Ended September 30, 2017	Covenant
% of Total Indebtedness to Total Assets(1)	39.4%	≤ 65.0%	N/A	N/A
Ratio of Income Available for Debt Service to Annual Debt Service	4.3	≥ 1.5	N/A	N/A
% of Secured Indebtedness to Total Assets(1)	3.2%	≤ 40.0%	N/A	N/A
Ratio of Total Unencumbered Assets(2) to Total Unsecured Indebtedness	2.6	≥ 1.5	N/A	N/A
% of Net Consolidated Total Indebtedness to Consolidated Total Asset Value(3)	N/A	N/A	35.0%	≤ 60.0%
Ratio of Consolidated Adjusted EBITDA(4) to Consolidated Fixed Charges(5)	N/A	N/A	3.82	≥ 1.50
% of Consolidated Secured Indebtedness to Consolidated Total Asset Value(3)	N/A	N/A	2.9%	≤ 40.0%
% of Consolidated Unsecured Indebtedness to Unencumbered Pool Value(6)	N/A	N/A	34.1%	≤ 60.0%
Ratio of Unencumbered Adjusted Net Operating Income to Consolidated Unsecured Interest Expense	N/A	N/A	4.66	≥ 1.75

(1) Total Assets is calculated by applying a capitalization rate of 7.50% to the EBITDA(4) from the last four consecutive quarters, excluding EBITDA from acquired, disposed, and non-stabilized development properties.

(2) Total Unencumbered Assets is calculated by applying a capitalization rate of 7.50% to the EBITDA(4) from unencumbered properties from the last four consecutive quarters, excluding EBITDA from acquired, disposed, and non-stabilized development properties.

(3) Consolidated Total Asset Value is the sum of unrestricted cash plus the quotient of applying a capitalization rate to the annualized NOI from the most recently ended quarter for each asset class, excluding NOI from disposed properties, acquisitions during the past 6 quarters, development, major redevelopment and low occupancy properties. To this amount, we add the purchase price of acquisitions during the past 6 quarters plus values for development, major redevelopment and low occupancy properties.

(4) Consolidated Adjusted EBITDA is defined as earnings before noncontrolling interests, depreciation, amortization, interest expense, income tax expense, acquisition costs, extraordinary, unusual or nonrecurring transactions including sale of assets, impairment, gains and losses on extinguishment of debt and other non-cash charges.

(5) Consolidated Fixed Charges consist of interest expense excluding capitalized interest and amortization of deferred financing costs, principal payments and preferred dividends, if any.
(6) Unencumbered Pool Value is the sum of unrestricted cash plus the quotient of applying a capitalization rate to the annualized NOI from unencumbered properties from the most recently ended quarter for each asset class excluding NOI from disposed properties, acquisitions during the past 6 quarters, development, major redevelopment and low occupancy properties. To this we add the purchase price of unencumbered acquisitions during the past 6 quarters and values for unencumbered development, major redevelopment and low occupancy properties.

Capital Analysis (In thousands, except per share amounts)

			Three Months Ended
			9/30/2017		6/30/2017		3/31/2017		12/31/2016		9/30/2016
Market Data

Shares Outstanding			$78,464		$76,926		$75,702		$74,606		$74,579
Market Price per Share			32.76		31.90		31.28		32.69		31.12
Equity Market Capitalization			$2,570,481		$2,453,939		$2,367,959		$2,438,870		$2,320,898

Total Debt			$1,179,148		$1,218,697		$1,114,238		$1,111,624		$1,120,295
Total Market Capitalization			$3,749,629		$3,672,636		$3,482,197		$3,550,494		$3,441,193

Total Debt to Market Capitalization			0.31	:1	0.33	:1	0.32	:1	0.31	:1	0.33	:1

Earnings to Fixed Charges(1)			1.2x		1.6x		1.6x		1.4x		6.9x
Debt Service Coverage Ratio(2)			3.7x		3.9x		3.6x		3.4x		3.3x

Dividend Data	Nine Months Ended		Three Months Ended
	9/30/2017	9/30/2016	9/30/2017		6/30/2017		3/31/2017		12/31/2016		9/30/2016
Total Dividends Declared	$69,252	$65,156	$23,493		$23,152		$22,607		$22,414		$22,365
Common Dividend Declared per Share	$0.90	$0.90	$0.30		$0.30		$0.30		$0.30		$0.30
Payout Ratio (Core FFO basis)	65.2%	67.2%
Payout Ratio (Core FAD basis)	75.0%	82.6%

(1) The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose, earnings consist of income from continuing operations attributable to the controlling interests plus fixed charges, less capitalized interest. Fixed charges consist of interest expense, including amortized costs of debt issuance, plus interest costs capitalized. The earnings to fixed charges ratio for the three months ended September 30, 2016 include gains on the sale of real estate of $77.6 million.

(2) Debt service coverage ratio is computed by dividing Adjusted EBITDA (see page 8) by interest expense and principal amortization.

Same-Store Portfolio Net Operating Income (NOI) Growth & Rental Rate Growth 2017 vs. 2016

	Nine Months Ended September 30,			Three Months Ended September 30,
	2017	2016	% Change	2017	2016	% Change
Cash Basis:
Multifamily	$33,635	$32,648	3.0%	$11,151	$10,874	2.5%
Office	64,955	58,914	10.3%	20,943	20,605	1.6%
Retail	34,911	33,172	5.2%	11,709	11,463	2.1%
Overall Same-Store Portfolio (1)	$133,501	$124,734	7.0%	$43,803	$42,942	2.0%

GAAP Basis:
Multifamily	$33,627	$32,630	3.1%	$11,149	$10,870	2.6%
Office	64,756	58,236	11.2%	20,969	20,211	3.8%
Retail	35,674	34,204	4.3%	11,917	11,834	0.7%
Overall Same-Store Portfolio (1)	$134,057	$125,070	7.2%	$44,035	$42,915	2.6%

(1) Non same-store properties were:
Acquisitions:
Multifamily - Riverside Apartments
Office - Watergate 600
Development/Redevelopment:
Office - The Army Navy Building and Braddock Metro Center
Sold properties:
Office - Dulles Station II, Wayne Plaza, 600 Jefferson Plaza, 6110 Executive Boulevard, West Gude, 51 Monroe Street and One Central Plaza

Same-Store Portfolio Net Operating Income (NOI) Detail (In thousands)

	Three Months Ended September 30, 2017
	Multifamily	Office	Retail	Corporate and Other	Total
Real estate rental revenue
Same-store portfolio	$18,600	$34,026	$15,604	$—	$68,230
Non same-store - acquired and in development (1)	5,633	8,956	—	—	14,589
Total	24,233	42,982	15,604	—	82,819
Real estate expenses
Same-store portfolio	7,451	13,057	3,687	—	24,195
Non same-store - acquired and in development (1)	2,262	3,189	—	—	5,451
Total	9,713	16,246	3,687	—	29,646
Net Operating Income (NOI)
Same-store portfolio	11,149	20,969	11,917	—	44,035
Non same-store - acquired and in development (1)	3,371	5,767	—	—	9,138
Total	$14,520	$26,736	$11,917	$—	$53,173

Same-store portfolio NOI (from above)	$11,149	$20,969	$11,917	$—	$44,035
Straight-line revenue, net for same-store properties	1	(756)	(53)	—	(808)
FAS 141 Min Rent	1	27	(204)	—	(176)
Amortization of lease intangibles for same-store properties	—	703	49	—	752
Same-store portfolio cash NOI	$11,151	$20,943	$11,709	$—	$43,803
Reconciliation of NOI to net income
Total NOI	$14,520	$26,736	$11,917	$—	$53,173
Depreciation and amortization	(7,720)	(16,449)	(3,566)	(206)	(27,941)
General and administrative	—	—	—	(5,327)	(5,327)
Interest expense	(981)	(305)	(182)	(10,708)	(12,176)
Other income	—	—	—	84	84
Real estate impairment	—	—	—	(5,000)	(5,000)
Net income (loss)	5,819	9,982	8,169	(21,157)	2,813
Net loss attributable to noncontrolling interests	—	—	—	20	20
Net income (loss) attributable to the controlling interests	$5,819	$9,982	$8,169	$(21,137)	$2,833
(1) For a list of non-same-store properties and held for sale and sold properties, see page 13 of this Supplemental.

Same-Store Net Operating Income (NOI) Detail (In thousands)

	Three Months Ended September 30, 2016
	Multifamily	Office	Retail	Corporate and Other	Total
Real estate rental revenue
Same-store portfolio	$18,313	$33,071	$15,404	$—	$66,788
Non same-store - acquired and in development (1)	5,407	7,575	—	—	12,982
Total	23,720	40,646	15,404	—	79,770

Real estate expenses
Same-store portfolio	7,443	12,860	3,570	—	23,873
Non same-store - acquired and in development (1)	2,312	2,979	—	—	5,291
Total	9,755	15,839	3,570	—	29,164

Net Operating Income (NOI)
Same-store portfolio	10,870	20,211	11,834	—	42,915
Non same-store - acquired and in development (1)	3,095	4,596	—	—	7,691
Total	$13,965	$24,807	$11,834	$—	$50,606

Same-store portfolio NOI (from above)	$10,870	$20,211	$11,834	$—	$42,915
Straight-line revenue, net for same-store properties	3	(427)	(188)	—	(612)
FAS 141 Min Rent	1	173	(233)	—	(59)
Amortization of lease intangibles for same-store properties	—	648	50	—	698
Same-store portfolio cash NOI	$10,874	$20,605	$11,463	$—	$42,942

Reconciliation of NOI to net income
Total NOI	$13,965	$24,807	$11,834	$—	$50,606
Depreciation and amortization	(12,055)	(14,971)	(3,640)	(239)	(30,905)
General and administrative	—	—	—	(4,539)	(4,539)
Interest expense	(996)	(2,218)	(205)	(9,754)	(13,173)
Other income	—	—	—	83	83
Gain on sale of real estate	—	—	—	77,592	77,592
Income tax expense	—	—	—	(2)	(2)
Net income	914	7,618	7,989	63,141	79,662
Net income attributable to noncontrolling interests	—	—	—	12	12
Net income attributable to the controlling interests	$914	$7,618	$7,989	$63,153	$79,674
(1) For a list of non-same-store properties and held for sale and sold properties, see page 13 of this Supplemental.

Same-Store Portfolio Net Operating Income (NOI) Detail (In thousands)

	Nine Months Ended September 30, 2017
	Multifamily	Office	Retail	Corporate and Other	Total
Real estate rental revenue
Same-store portfolio	$55,260	$103,289	$46,821	$—	$205,370
Non same-store - acquired and in development (1)	16,577	21,829	—	—	38,406
Total	71,837	125,118	46,821	—	243,776
Real estate expenses
Same-store portfolio	21,633	38,533	11,147	—	71,313
Non same-store - acquired and in development (1)	6,907	7,980	—	—	14,887
Total	28,540	46,513	11,147	—	86,200
Net Operating Income (NOI)
Same-store portfolio	33,627	64,756	35,674	—	134,057
Non same-store - acquired and in development (1)	9,670	13,849	—	—	23,519
Total	$43,297	$78,605	$35,674	$—	$157,576

Same-store portfolio NOI (from above)	$33,627	$64,756	$35,674	$—	$134,057
Straight-line revenue, net for same-store properties	5	(2,043)	(261)	—	(2,299)
FAS 141 Min Rent	3	112	(651)	—	(536)
Amortization of lease intangibles for same-store properties	—	2,130	149	—	2,279
Same-store portfolio cash NOI	$33,635	$64,955	$34,911	$—	$133,501
Reconciliation of NOI to net income
Total NOI	$43,297	$78,605	$35,674	$—	$157,576
Depreciation and amortization	(23,009)	(48,070)	(11,578)	(614)	(83,271)
General and administrative	—	—	—	(16,712)	(16,712)
Interest expense	(2,939)	(741)	(564)	(31,390)	(35,634)
Other income	—	—	—	209	209
Income tax benefit	—	—	—	107	107
Real estate impairment		—	—	(5,000)	(5,000)
Net income (loss)	17,349	29,794	23,532	(53,400)	17,275
Net loss attributable to noncontrolling interests	—	—	—	56	56
Net income (loss) attributable to the controlling interests	$17,349	$29,794	$23,532	$(53,344)	$17,331
(1) For a list of non-same-store properties and held for sale and sold properties, see page 13 of this Supplemental.

Same-Store Portfolio Net Operating Income (NOI) Detail (In thousands)

	Nine Months Ended September 30, 2016
	Multifamily	Office	Retail	Corporate and Other	Total
Real estate rental revenue
Same-store portfolio	$54,355	$95,253	$45,864	$—	$195,472
Non same-store - acquired and in development (1)	7,892	32,948	—	—	40,840
Total	62,247	128,201	45,864	—	236,312
Real estate expenses
Same-store portfolio	21,725	37,017	11,660	—	70,402
Non same-store - acquired and in development (1)	3,180	12,491	—	—	15,671
Total	24,905	49,508	11,660	—	86,073
Net Operating Income (NOI)
Same-store portfolio	32,630	58,236	34,204	—	125,070
Non same-store - acquired and in development (1)	4,712	20,457	—	—	25,169
Total	$37,342	$78,693	$34,204	$—	$150,239

Same-store portfolio NOI (from above)	$32,630	$58,236	$34,204	$—	$125,070
Straight-line revenue, net for same-store properties	15	(1,594)	(437)	—	(2,016)
FAS 141 Min Rent	3	435	(742)	—	(304)
Amortization of lease intangibles for same-store properties	—	1,837	147	—	1,984
Same-store portfolio cash NOI	$32,648	$58,914	$33,172	$—	$124,734
Reconciliation of NOI to net income
Total NOI	$37,342	$78,693	$34,204	$—	$150,239
Depreciation and amortization	(23,954)	(46,524)	(10,900)	(726)	(82,104)
General and administrative	—	—	—	(15,018)	(15,018)
Interest expense	(5,047)	(6,949)	(632)	(28,725)	(41,353)
Other income	—	—	—	205	205
Acquisition costs	—	—	—	(1,178)	(1,178)
Gain on sale of real estate	—	—	—	101,704	101,704
Casualty gain	—	—	—	676	676
Income tax benefit	—	—	—	691	691
Net income	8,341	25,220	22,672	57,629	113,862
Net loss attributable to noncontrolling interests	—	—	—	32	32
Net income attributable to the controlling interests	$8,341	$25,220	$22,672	$57,661	$113,894
(1) For a list of non-same-store properties and held for sale and sold properties, see page 13 of this Supplemental.

Net Operating Income (NOI) by Region

	Percentage of NOI
	Q3 2017	YTD 2017
DC
Multifamily	5.5%	5.6%
Office	28.6%	27.5%
Retail	1.8%	1.8%
	35.9%	34.9%
Maryland
Multifamily	2.2%	2.3%
Retail	13.8%	13.8%
	16.0%	16.1%
Virginia
Multifamily	19.6%	19.6%
Office	21.7%	22.4%
Retail	6.8%	7.0%
	48.1%	49.0%

Total Portfolio	100.0%	100.0%

Same-Store Portfolio and Overall Ending Occupancy Levels by Sector

	Ending Occupancy - Same-Store Properties (1), (2)
Sector	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
Multifamily (calculated on a unit basis)	94.8%	95.4%	94.8%	95.6%	95.5%

Multifamily	94.4%	95.1%	94.2%	95.2%	94.8%
Office	93.4%	93.0%	93.1%	91.7%	91.0%
Retail	93.5%	91.4%	93.8%	95.7%	95.6%

Overall Portfolio	93.8%	93.3%	93.7%	94.0%	93.6%

	Ending Occupancy - All Properties (2)
Sector	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
Multifamily (calculated on a unit basis)	94.7%	95.1%	94.6%	94.7%	94.5%

Multifamily	94.5%	94.9%	94.2%	94.5%	94.2%
Office	93.2%	92.9%	92.4%	91.1%	90.5%
Retail	93.5%	91.4%	93.8%	95.7%	95.6%

Overall Portfolio	93.8%	93.4%	93.5%	93.5%	93.2%

(1) Non same-store properties were:
Acquisitions:
Multifamily - Riverside Apartments
Office - Watergate 600
Development/Redevelopment:
Office - The Army Navy Building and Braddock Metro Center
Sold properties:
Office - Wayne Plaza, 600 Jefferson Plaza, 6110 Executive Boulevard, West Gude, 51 Monroe Street and One Central Plaza

(2)   Ending occupancy is calculated as occupied square footage as a percentage of total square footage as of the last day of that period, except for the rows labeled "Multifamily (calculated on a unit basis)," on which ending occupancy is calculated as occupied units as a percentage of total available units as of the last day of that period. The occupied square footage for office and retail properties includes temporary lease agreements.

Same-Store Portfolio and Overall Average Occupancy Levels by Sector

	Average Occupancy - Same-Store Properties(1) (2)
Sector	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
Multifamily (calculated on a unit basis)	95.3%	95.1%	95.1%	95.4%	95.3%

Multifamily	95.4%	95.2%	95.1%	95.3%	95.3%
Office	93.2%	93.5%	92.6%	91.5%	88.4%
Retail	93.2%	92.2%	94.1%	95.8%	93.9%

Overall Portfolio	93.9%	93.7%	93.8%	94.0%	92.2%

	Average Occupancy - All Properties (2)
Sector	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
Multifamily (calculated on a unit basis)	95.3%	94.8%	94.2%	94.4%	94.5%

Multifamily	95.4%	94.9%	94.3%	94.4%	94.6%
Office	93.0%	93.2%	92.0%	90.9%	88.5%
Retail	93.2%	92.2%	94.1%	95.8%	93.9%

Overall Portfolio	93.9%	93.6%	93.3%	93.4%	92.0%

(1) Non same-store properties were:
Acquisitions:
Multifamily - Riverside Apartments
Office - Watergate 600
Development/Redevelopment:
Office - The Army Navy Building and Braddock Metro Center
Sold properties:
Office - Wayne Plaza, 600 Jefferson Plaza, 6110 Executive Boulevard, West Gude, 51 Monroe Street and One Central Plaza

(2) Average occupancy is based on monthly occupied net rentable square footage as a percentage of total net rentable square footage, except for the rows labeled "Multifamily (calculated on a unit basis)," on which average occupancy is based on average monthly occupied units as a percentage of total units. The square footage for multifamily properties only includes residential space. The occupied square footage for office and retail properties includes temporary lease agreements.

Acquisition/Development/Re-development Summary

Property and Location	Acquisition Date	Property type	Net Rentable Square feet	Investment (in thousands)	Leased % as of 9/30/2017
Acquisition Summary
Watergate 600, Washington, DC	April 4, 2017	Office	289,000	$135,000	98%

Property and Location	Total Rentable Square Feet or # of Units	Anticipated Total Cash Cost (1) (in thousands)	Cash Cost to Date (1) (in thousands)	Anticipated Construction Completion Date	Leased % as of 9/30/2017
Development Summary
Trove (Wellington land parcel), Arlington, VA	401 units	$122,252	$24,595	third quarter 2019(2)	N/A

Re-development Summary
The Army Navy Building (3), Washington DC	108,000 square feet	$4,045	$3,438	second quarter 2017(4)	81%
Spring Valley Village, Washington DC	14,000 additional square feet	$5,343	$1,910	fourth quarter 2017(5)	N/A

(1) Represents anticipated/actual cash expenditures, excluding allocations of capitalized corporate overhead costs and interest.

(2) This development project has two phases: Phase I consists of two buildings totaling 226 units and a garage, with delivery of units anticipated to commence in third quarter 2019; Phase II consists of one building with 175 units, anticipated to commence in third quarter 2020.

(3) This re-development project primarily consists of adding amenities, to include a lounge and conference center with access to the rooftop and a renovated penthouse, and upgrading the building's lobby and other common areas.

(4) Conference center with access to the rooftop and renovated penthouse as well as upgraded building's lobby substantially complete in second quarter 2017 and common areas substantially complete in third quarter 2017. Remaining work anticipated completion in fourth quarter 2017.

(5) Substantial completion of the new building at Spring Valley Village anticipated in first quarter 2018, with completion of the site work anticipated in second quarter 2018.

Multifamily Rental Rate Growth

Year over Year Rental Rate Growth	3rd Quarter 2017	2nd Quarter 2017	1st Quarter 2017	4th Quarter 2016	3rd Quarter 2016
Same-store	2.0%	1.8%	1.2%	0.9%	0.1%

Non-same-store	2.7%	N/A	N/A	N/A	N/A

Overall	2.1%	1.8%	1.2%	0.9%	0.1%

Average Monthly Rent per Unit	3rd Quarter 2017	3rd Quarter 2016	% Change
Class A	2,295	2,244	2.3%

Class B	1,597	1,564	2.1%

Overall	1,702	1,667	2.1%

Commercial Leasing Summary - New Leases

	3rd Quarter 2017		2nd Quarter 2017		1st Quarter 2017		4th Quarter 2016		3rd Quarter 2016
Gross Leasing Square Footage
Office Buildings	45,318		192,352		36,102		39,047		60,538
Retail Centers	6,961		35,582		8,355		10,362		1,342
Total	52,279		227,934		44,457		49,409		61,880
Weighted Average Term (years)
Office Buildings	8.9		11.7		8.5		4.9		6.4
Retail Centers	6.6		11.6		6.2		9.2		8.3
Total	8.6		11.7		8.1		5.8		6.4
Weighted Average Free Rent Period (months) (1)
Office Buildings	7.2		12.5		9.1		3.0		6.1
Retail Centers	2.2		6.9		2.7		1.0		3.9
Total	6.8		11.6		8.0		2.5		6.1

Rental Rate Increases:	GAAP	CASH	GAAP	CASH	GAAP	CASH	GAAP	CASH	GAAP	CASH
Rate on expiring leases
Office Buildings	$51.09	$52.17	$36.32	$38.30	$32.50	$33.83	$40.36	$42.92	$39.31	$39.01
Retail Centers	30.95	31.18	21.80	21.06	37.15	35.16	38.26	38.99	43.67	46.15
Total	$48.41	$49.37	$34.13	$35.69	$33.37	$34.08	$39.92	$42.10	$39.40	$39.17

Rate on new leases
Office Buildings	$61.14	$55.43	$31.14	$30.63	$43.20	$38.67	$42.64	$39.96	$44.06	$40.80
Retail Centers	35.91	34.48	36.28	33.14	36.39	34.46	44.14	40.37	60.89	55.00
Total	$57.78	$52.64	$31.92	$31.01	$41.92	$37.88	$42.96	$40.05	$44.42	$41.10

Percentage Increase
Office Buildings	19.7%	6.3%	(14.2)%	(20.0)%	33.0%	14.3%	5.7%	(6.9)%	12.1%	4.6%
Retail Centers	16.0%	10.6%	66.4%	57.4%	(2.1)%	(2.0)%	15.4%	3.5%	39.4%	19.2%
Total	19.4%	6.6%	(6.5)%	(13.1)%	25.6%	11.1%	7.6%	(4.9)%	12.7%	4.9%

	Total Dollars	$ per Sq Ft	Total Dollars	$ per Sq Ft	Total Dollars	$ per Sq Ft	Total Dollars	$ per Sq Ft	Total Dollars	$ per Sq Ft
Tenant Improvements
Office Buildings	$3,740,775	$82.55	$11,732,915	$61.00	$2,333,378	$64.63	$1,244,745	$31.88	$2,682,882	$44.32
Retail Centers	244,213	35.08	1,923,540	54.06	60,030	7.18	307,953	29.72	—	—
Subtotal	$3,984,988	$76.23	$13,656,455	$59.91	$2,393,408	$53.84	$1,552,698	$31.43	$2,682,882	$43.36
Leasing Commissions (1)
Office Buildings	$1,299,136	$28.67	$3,263,054	$16.96	$688,811	$19.08	$424,951	$10.88	$890,195	$14.70
Retail Centers	79,597	11.43	620,605	17.44	98,930	11.84	212,162	20.48	39,380	29.34
Subtotal	$1,378,733	$26.37	$3,883,659	$17.04	$787,741	$17.72	$637,113	$12.89	$929,575	$15.02
Tenant Improvements and Leasing Commissions
Office Buildings	$5,039,911	$111.22	$14,995,969	$77.96	$3,022,189	$83.71	$1,669,696	$42.76	$3,573,077	$59.02
Retail Centers	323,810	46.51	2,544,145	71.50	158,960	19.02	520,115	50.20	39,380	29.34
Total	$5,363,721	$102.60	$17,540,114	$76.95	$3,181,149	$71.56	$2,189,811	$44.32	$3,612,457	$58.38

Commercial Leasing Summary - Renewal Leases

	3rd Quarter 2017		2nd Quarter 2017		1st Quarter 2017		4th Quarter 2016		3rd Quarter 2016
Gross Leasing Square Footage
Office Buildings	10,531		22,026		104,283		64,956		151,722
Retail Centers	40,780		116,740		47,279		65,934		74,535
Total	51,311		138,766		151,562		130,890		226,257
Weighted Average Term (years)
Office Buildings	5.9		6.5		11.8		4.9		3.7
Retail Centers	4.4		5.0		5.7		4.9		4.7
Total	4.7		5.3		9.9		4.9		4.0
Weighted Average Free Rent Period (months) (1)
Office Buildings	2.2		3.0		12.1		3.1		2.4
Retail Centers	—		—		—		—		—
Total	0.8		0.9		9.1		1.8		1.8

Rental Rate Increases:	GAAP	CASH	GAAP	CASH	GAAP	CASH	GAAP	CASH	GAAP	CASH
Rate on expiring leases
Office Buildings	$47.80	$48.03	$50.64	$51.78	$46.52	$50.00	$43.31	$43.62	$35.85	$36.37
Retail Centers	25.80	26.09	21.10	21.35	32.13	33.61	27.52	27.66	25.03	25.28
Total	$30.32	$30.59	$25.79	$26.18	$42.03	$44.88	$35.36	$35.58	$32.28	$32.72

Rate on new leases
Office Buildings	$56.91	$55.80	$58.15	$55.54	$58.13	$50.05	$46.84	$44.18	$42.20	$40.38
Retail Centers	26.49	26.28	23.43	23.21	37.10	35.64	30.27	29.81	27.61	26.58
Total	$32.74	$32.34	$28.94	$28.34	$51.57	$45.56	$38.49	$36.94	$37.39	$35.84

Percentage Increase
Office Buildings	19.1%	16.2%	14.8%	7.3%	25.0%	0.1%	8.1%	1.3%	17.7%	11.0%
Retail Centers	2.7%	0.7%	11.1%	8.7%	15.5%	6.0%	10.0%	7.8%	10.3%	5.1%
Total	8.0%	5.7%	12.2%	8.3%	22.7%	1.5%	8.9%	3.8%	15.8%	9.5%

	Total Dollars	$ per Sq Ft	Total Dollars	$ per Sq Ft	Total Dollars	$ per Sq Ft	Total Dollars	$ per Sq Ft	Total Dollars	$ per Sq Ft
Tenant Improvements
Office Buildings	$126,994	$12.06	$279,990	$12.71	$9,703,224	$93.05	$1,068,629	$16.45	$2,243,523	$14.79
Retail Centers	—	—	22,800	0.20	111,925	2.37	56,940	0.86	—	—
Subtotal	$126,994	$2.47	$302,790	$2.18	$9,815,149	$64.76	$1,125,569	$8.60	$2,243,523	$9.92
Leasing Commissions (1)
Office Buildings	$89,452	$8.49	$196,926	$8.94	$2,981,750	$28.59	$735,713	$11.33	$780,080	$5.14
Retail Centers	32,754	0.80	59,431	0.51	137,765	2.91	120,858	1.83	124,121	1.67
Subtotal	$122,206	$2.38	$256,357	$1.85	$3,119,515	$20.58	$856,571	$6.54	$904,201	$4.00
Tenant Improvements and Leasing Commissions
Office Buildings	$216,446	$20.55	$476,916	$21.65	$12,684,974	$121.64	$1,804,342	$27.78	$3,023,603	$19.93
Retail Centers	32,754	0.80	82,231	0.71	249,690	5.28	177,798	2.69	124,121	1.67
Total	$249,200	$4.85	$559,147	$4.03	$12,934,664	$85.34	$1,982,140	$15.14	$3,147,724	$13.92

10 Largest Tenants - Based on Annualized Commercial Income
September 30, 2017

Tenant	Number of Buildings	Weighted Average Remaining Lease Term in Months	Percentage of Aggregate Portfolio Annualized Commercial Income	Aggregate Rentable Square Feet	Percentage of Aggregate Occupied Square Feet
Advisory Board Company	2	20	5.84%	310,668	5.50%
World Bank	1	39	5.78%	210,354	3.73%
Atlantic Media, Inc.	1	121	3.87%	140,208	2.48%
Capital One	5	53	3.13%	148,742	2.64%
Engility Corporation (1)	1	—	2.71%	134,126	2.38%
Booz Allen Hamilton, Inc.	1	100	2.42%	222,989	3.95%
Blank Rome LLP (2)	1	23	2.35%	80,210	1.42%
Hughes Hubbard & Reed LLP	1	165	1.54%	54,154	0.96%
Epstein, Becker & Green, P.C.	1	136	1.43%	55,318	0.98%
Alexandria City School Board	1	140	1.28%	84,693	1.50%
Total/Weighted Average		64	30.35%	1,441,462	25.54%

(1) Engility Corporation's lease expired on September 30, 2017. We have executed a lease with a new tenant for this space and expect this lease to commence in 2018.

(2) The weighted average remaining lease term for Blank Rome LLP's space includes the effect of a master lease agreement, under which Atlantic Media, Inc. will assume the majority of Blank Rome LLP's space for an additional 12 months.

Industry Diversification - Office
September 30, 2017

Industry Classification (NAICS)	Annualized Base Rental Revenue	Percentage of Aggregate Annualized Rent	Aggregate Rentable Square Feet	Percentage of Aggregate Square Feet
Office:
Professional, Scientific, and Technical Services	$54,408,022	36.52%	1,543,125	41.93%
Finance and Insurance	23,472,128	15.75%	498,975	13.56%
Other Services (except Public Administration)	18,253,836	12.25%	423,559	11.51%
Legal Services	15,096,171	10.13%	301,746	8.20%
Information	14,892,618	9.99%	304,520	8.28%
Health Care and Social Assistance	5,395,043	3.62%	151,173	4.11%
Educational Services	5,168,764	3.47%	157,892	4.29%
Retail Trade	3,108,853	2.09%	63,962	1.74%
Miscellaneous:
Public Administration	2,918,050	1.96%	66,172	1.80%
Accommodation and Food Services	1,786,843	1.20%	47,977	1.30%
Real Estate and Rental and Leasing	1,519,997	1.02%	39,567	1.08%
Construction	838,908	0.56%	23,564	0.64%
Other	2,150,886	1.44%	57,545	1.56%
Total	$149,010,119	100.00%	3,679,777	100.00%
Note: Federal government tenants comprise up to 1.3% of annualized base rental revenue.

Industry Diversification - Retail
September 30, 2017

Industry Classification (NAICS)	Annualized Base Rental Revenue	Percentage of Aggregate Annualized Rent	Aggregate Rentable Square Feet	Percentage of Aggregate Square Feet
Retail:
Retail Trade	$26,377,511	55.68%	1,430,924	69.36%
Accommodation and Food Services	8,035,457	16.96%	243,776	11.82%
Finance and Insurance	4,083,493	8.62%	53,876	2.61%
Other Services (except Public Administration)	3,558,097	7.51%	113,936	5.52%
Arts, Entertainment, and Recreation	1,938,368	4.09%	126,838	6.15%
Health Care and Social Assistance	1,299,650	2.74%	36,151	1.75%
Miscellaneous:
Information	756,440	1.60%	17,047	0.83%
Wholesale Trade	331,068	0.70%	6,935	0.34%
Educational Services	295,070	0.62%	9,184	0.45%
Other	701,150	1.48%	24,239	1.17%
Total	$47,376,304	100.00%	2,062,906	100.00%

Lease Expirations
September 30, 2017

Year	Number of Leases	Rentable Square Feet	Percent of Rentable Square Feet	Annualized Rent (1)	Average Rental Rate	Percent of Annualized Rent (1)
Office:
2017	18	94,532	2.54%	$3,569,085	$37.76	2.05%
2018	41	211,646	5.70%	8,521,831	40.26	4.90%
2019	62	638,426	17.18%	28,669,305	44.91	16.47%
2020	47	425,284	11.45%	20,317,437	47.77	11.67%
2021	60	436,335	11.74%	18,701,098	42.86	10.74%
2022 and thereafter	188	1,908,957	51.39%	94,274,953	49.39	54.17%
	416	3,715,180	100.00%	$174,053,709	46.85	100.00%
Retail:
2017	4	17,310	0.83%	$538,439	$31.11	1.02%
2018	32	254,039	12.22%	3,408,716	13.42	6.48%
2019	32	122,659	5.90%	3,803,659	31.01	7.23%
2020	39	384,214	18.49%	7,128,196	18.55	13.56%
2021	23	218,039	10.49%	3,891,705	17.85	7.40%
2022 and thereafter	152	1,082,009	52.07%	33,813,412	31.25	64.31%
	282	2,078,270	100.00%	$52,584,127	25.30	100.00%
Total:
2017	22	111,842	1.93%	$4,107,524	$36.73	1.81%
2018	73	465,685	8.04%	11,930,547	25.62	5.26%
2019	94	761,085	13.14%	32,472,964	42.67	14.33%
2020	86	809,498	13.97%	27,445,633	33.90	12.11%
2021	83	654,374	11.30%	22,592,803	34.53	9.97%
2022 and thereafter	340	2,990,966	51.62%	128,088,365	42.83	56.52%
	698	5,793,450	100.00%	$226,637,836	39.12	100.00%

(1) Annualized Rent is equal to the rental rate effective at lease expiration (cash basis) multiplied by 12.

Schedule of Properties
September 30, 2017

PROPERTIES	LOCATION	YEAR ACQUIRED	YEAR CONSTRUCTED	NET RENTABLE SQUARE FEET	Leased % (1)
Office Buildings
515 King Street	Alexandria, VA	1992	1966	75,000	94%
Courthouse Square	Alexandria, VA	2000	1979	118,000	93%
Braddock Metro Center	Alexandria, VA	2011	1985	356,000	98%
1600 Wilson Boulevard	Arlington, VA	1997	1973	170,000	100%
Fairgate at Ballston	Arlington, VA	2012	1988	146,000	94%
Monument II	Herndon, VA	2007	2000	208,000	88%
925 Corporate Drive	Stafford, VA	2010	2007	135,000	75%
1000 Corporate Drive	Stafford, VA	2010	2009	136,000	63%
Silverline Center	Tysons, VA	1997	1972/1986/1999/2014	549,000	97%
John Marshall II	Tysons, VA	2011	1996/2010	223,000	100%
1901 Pennsylvania Avenue	Washington, DC	1977	1960	100,000	87%
1220 19th Street	Washington, DC	1995	1976	105,000	97%
1776 G Street	Washington, DC	2003	1979	264,000	100%
2000 M Street	Washington, DC	2007	1971	233,000	100%
2445 M Street	Washington, DC	2008	1986	292,000	100%
1140 Connecticut Avenue	Washington, DC	2011	1966	184,000	93%
1227 25th Street	Washington, DC	2011	1988	137,000	95%
Army Navy Building	Washington, DC	2014	1912/1987	109,000	81%
1775 Eye Street, NW	Washington, DC	2014	1964	188,000	100%
Watergate 600	Washington, DC	2017	1972/1997	293,000	98%
Subtotal				4,021,000	95%

(1) The leased square footage for office and retail properties includes temporary lease agreements.

Schedule of Properties (continued)
September 30, 2017

PROPERTIES	LOCATION	YEAR ACQUIRED	YEAR CONSTRUCTED	NET RENTABLE SQUARE FEET	Leased % (1)
Retail Centers
Bradlee Shopping Center	Alexandria, VA	1984	1955	172,000	96%
Shoppes of Foxchase	Alexandria, VA	1994	1960/2006	134,000	99%
800 S. Washington Street	Alexandria, VA	1998/2003	1955/1959	46,000	93%
Concord Centre	Springfield, VA	1973	1960	75,000	72%
Gateway Overlook	Columbia, MD	2010	2007	220,000	100%
Frederick County Square	Frederick, MD	1995	1973	228,000	93%
Frederick Crossing	Frederick, MD	2005	1999/2003	295,000	89%
Centre at Hagerstown	Hagerstown, MD	2002	2000	333,000	94%
Olney Village Center	Olney, MD	2011	1979/2003	198,000	96%
Randolph Shopping Center	Rockville, MD	2006	1972	83,000	88%
Montrose Shopping Center	Rockville, MD	2006	1970	147,000	97%
Takoma Park	Takoma Park, MD	1963	1962	51,000	100%
Westminster	Westminster, MD	1972	1969	150,000	98%
Wheaton Park	Wheaton, MD	1977	1967	74,000	93%
Chevy Chase Metro Plaza	Washington, DC	1985	1975	49,000	88%
Spring Valley Village	Washington, DC	2014	1941/1950	78,000	86%
Subtotal				2,333,000	94%

(1) The leased square footage for office and retail properties includes temporary lease agreements.

Schedule of Properties (continued)
September 30, 2017

PROPERTIES	LOCATION	YEAR ACQUIRED	YEAR CONSTRUCTED	NET RENTABLE SQUARE FEET	Leased %
Multifamily Buildings / # units
Clayborne / 74	Alexandria, VA	2008	2008	60,000	97%
Riverside Apartments / 1,222	Alexandria, VA	2016	1971	1,001,000	98%
Park Adams / 200	Arlington, VA	1969	1959	173,000	95%
Bennett Park / 224	Arlington, VA	2007	2007	215,000	96%
The Paramount / 135	Arlington, VA	2013	1984	141,000	96%
The Maxwell / 163	Arlington, VA	2014	2014	116,000	97%
The Wellington / 711	Arlington, VA	2015	1960	600,000	97%
Roosevelt Towers / 191	Falls Church, VA	1965	1964	170,000	97%
The Ashby at McLean / 256	McLean, VA	1996	1982	274,000	97%
Bethesda Hill Apartments / 195	Bethesda, MD	1997	1986	225,000	96%
Walker House Apartments / 212	Gaithersburg, MD	1996	1971/2003	157,000	95%
3801 Connecticut Avenue / 307	Washington, DC	1963	1951	178,000	93%
Kenmore Apartments / 374	Washington, DC	2008	1948	268,000	95%
Yale West / 216	Washington, DC	2014	2011	173,000	96%
Subtotal (4,480 units)				3,751,000	97%
TOTAL				10,105,000

Supplemental Definitions
September 30, 2017

Adjusted EBITDA (a non-GAAP measure) is earnings attributable to the controlling interest before interest expense, taxes, depreciation, amortization, real estate impairment, casualty gain, gain on sale of real estate, gain/loss on extinguishment of debt, severance expense, relocation expense, acquisition and structuring expenses and gain/loss from non-disposal activities.

Annualized base rent ("ABR") is calculated as monthly base rent (cash basis) per the lease, as of the reporting period, multiplied by 12.
Average occupancy is based on monthly occupied net rentable square footage as a percentage of total net rentable square footage, except for the rows labeled "Multifamily (calculated on a unit basis)," on which average occupancy is based on average monthly occupied units as a percentage of total units. The square footage for multifamily properties only includes residential space. The occupied square footage for office and retail properties includes temporary lease agreements.

Debt service coverage ratio is computed by dividing earnings attributable to the controlling interest before interest expense, taxes, depreciation, amortization, real estate impairment, gain on sale of real estate, gain/loss on extinguishment of debt, severance expense, relocation expense, acquisition and structuring expenses and gain/loss from non-disposal activities by interest expense (including interest expense from discontinued operations) and principal amortization.

Debt to total market capitalization is total debt divided by the sum of total debt plus the market value of shares outstanding at the end of the period.
Earnings to fixed charges ratio is computed by dividing earnings attributable to the controlling interest by fixed charges. For this purpose, earnings consist of income from continuing operations (or net income if there are no discontinued operations) plus fixed charges, less capitalized interest. Fixed charges consist of interest expense (excluding interest expense from discontinued operations), including amortized costs of debt issuance, plus interest costs capitalized.

Ending Occupancy is calculated as occupied square footage as a percentage of total square footage as of the last day of that period. Multifamily unit basis ending occupancy is calculated as occupied units as a percentage of total units as of the last day of that period.

NAREIT Funds from operations ("NAREIT FFO") is defined by National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) in an April, 2002 White Paper as net income (computed in accordance with generally accepted accounting principles (“GAAP”) excluding gains (or losses) associated with sales of property, impairment of depreciable real estate and real estate depreciation and amortization. We consider NAREIT FFO to be a standard supplemental measure for equity real estate investment trusts (“REITs”) because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which historically assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, we believe that NAREIT FFO more accurately provides investors an indication of our ability to incur and service debt, make capital expenditures and fund other needs. Our FFO may not be comparable to FFO reported by other real estate investment trusts. These other REITs may not define the term in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently. NAREIT FFO is a non-GAAP measure.

Core Funds From Operations ("Core FFO") is calculated by adjusting NAREIT FFO for the following items (which we believe are not indicative of the performance of Washington REIT’s operating portfolio and affect the comparative measurement of Washington REIT’s operating performance over time): (1) gains or losses on extinguishment of debt, (2) expenses related to acquisition and structuring activities, (3) executive transition costs and severance expense related to corporate reorganization and related to executive retirements or resignations, (4) property impairments, casualty gains and losses, and gains or losses on sale not already excluded from NAREIT FFO, as appropriate, and (5) relocation expense. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FFO serves as a useful, supplementary measure of Washington REIT’s ability to incur and service debt, and distribute dividends to its shareholders. Core FFO is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.

Funds Available for Distribution ("FAD") is calculated by subtracting from NAREIT FFO (1) recurring expenditures, tenant improvements and leasing costs, that are capitalized and amortized and are necessary to maintain our properties and revenue stream (excluding items contemplated prior to acquisition or associated with development / redevelopment of a property) and (2) straight line rents, then adding (3) non-real estate depreciation and amortization, (4) non-cash fair value interest expense and (5) amortization of restricted share compensation, then adding or subtracting the (6) amortization of lease intangibles, (7) real estate impairment and (8) non-cash gain/loss on extinguishment of debt, as appropriate. FAD is included herein, because we consider it to be a performance measure of a REIT’s ability to incur and service debt and to distribute dividends to its shareholders. FAD is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.

Core Funds Available for Distribution ("Core FAD") is calculated by adjusting FAD for the following items (which we believe are not indicative of the performance of Washington REIT’s operating portfolio and affect the comparative measurement of Washington REIT’s operating performance over time): (1) gains or losses on extinguishment of debt, (2) costs related to the acquisition of properties, (3) non-share-based severance expense related to corporate reorganization and related to executive retirements or resignations, (4) property impairments, casualty gains and losses, and gains or losses on sale not already excluded from FAD, as appropriate, and (5) relocation expense. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FAD serves as a useful, supplementary performance measure of Washington REIT’s ability to incur and service debt, and distribute dividends to its shareholders. Core FAD is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.

Net Operating Income (“NOI”) is a non-GAAP measure defined as real estate rental revenue less real estate expenses. NOI is calculated as net income, less non-real estate revenue and the results of discontinued operations (including the gain on sale, if any), plus interest expense, depreciation and amortization, general and administrative expenses, acquisition costs, real estate impairment, casualty gains and losses, and gain or loss on extinguishment of debt. We also present NOI on a cash basis ("Cash NOI") which is calculated as NOI less the impact of straightlining of rent and amortization of market intangibles. We provide each of NOI and cash NOI as a supplement to net income calculated in accordance with GAAP. As such, neither should be considered an alternative to net income as an indication of our operating performance. They are the primary performance measures we use to assess the results of our operations at the property level.

Recurring capital expenditures represent non-accretive building improvements and leasing costs required to maintain current revenues. Recurring capital expenditures do not include acquisition capital that was taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to "operating standard."

Rent increases on renewals and rollovers are calculated as the difference, weighted by square feet, of the net ABR due the first month after a term commencement date and the net ABR due the last month prior to the termination date of the former tenant's term.

Same-store portfolio properties include all stabilized properties that were owned for the entirety of the current and prior reporting periods, and exclude properties under redevelopment or development and properties purchased or sold at any time during the periods being compared. We define redevelopment properties as those for which we expect to spend significant development and construction costs on existing or acquired buildings pursuant to a formal plan which has a current impact on operating results, occupancy and the ability to lease space with the intended result of a higher economic return on the property. Redevelopment and development properties are included in the same-store pool upon completion of the redevelopment or development, and the earlier of achieving 90% occupancy or two years after completion.

Same-store portfolio net operating income (NOI) growth is the change in the NOI of the same-store portfolio properties from the prior reporting period to the current reporting period.